UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2011

NEXT GENERATION ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-33039	88-0169543
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7351 (N) Lockport Place, Lorton, VA 22079
 (Address of principal executive offices) (Zip Code)

(703) 372-1282
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Knox Gas, LLC

On March 22, 2011, the Registrant purchased all of the membership interests of Knox Gas, LLC for $500,000.  The purchase price is payable pursuant to two promissory notes in the amount of $250,000 each that are payable to Joel Sens and Barbara Reed.  Mr. Sens is an officer and director of the Registrant.  Ms. Reed is the spouse of Darryl Reed, who is an officer and director of the Registrant.

Knox Gas, LLC owns a lease of 100 acres, which contains five drilled wells; a lease of 20.2 acres, which contains two drilled wells; a lease of 700 acres which contains no wells, and a lease of 400 acres, which contains three drilled wells.  The properties have been appraised at $1,500,000 by an independent valuation firm.

Disposition of Interest in Dynatech, LLC

On March 22, 2011, the Registrant conveyed its 35% interest in Dynatech, LLC to Darryl Reed, the Registrant’s chief executive officer, for $10.  At the time of the conveyance, Dynatech’s only asset was an office building in Virginia.  The office building’s principal tenant was United Marketing Solutions, Inc., which went out of business in early 2010, and its other tenants had vacated the premises as well.  As a result of the loss of tenants, Dynatech was unable to pay the mortgages on the property, and the property was scheduled for foreclosure.  As of the Registrant’s September 30, 2010 financial statements, the building had a book value of $3,415,176 and was subject to indebtedness of $4,200,000, plus interest.

Item 2.06 – Material Impairments

As a result of the Registrant’s loss of tenants in the office building owned by Dynatech, LLC, the Registrant has determined that all assets owned by Dynatech are impaired.  The Registrant is unable at this time to estimate the amount of the impairment.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Promissory Note in the amount of $250,000 payable to Barbara Reed
10.2	Promissory Note in the amount of $250,000 payable to Joel Sens

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION MEDIA CORP.

Date: March 22, 2011	/s/ Darryl Reed

By: Darryl Reed, Chief Executive Officer

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